Exhibit 99.1

News		micros®

Release Date: October 26, 2006	Contact:	Peter J. Rogers, Jr.
Senior Vice President, Investor Relations
443-285-8059
progers@micros.com

MICROS REPORTS FISCAL 2007 FIRST QUARTER RESULTS
RECORD FIRST QUARTER REVENUE, NET INCOME AND EPS;
REVENUE, NET INCOME AND EPS EXCEED EXPECTATIONS

Columbia , Maryland ... MICROS Systems, Inc.  (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2007 first quarter ended September 30, 2006.

FINANCIAL HIGHLIGHTS

-MICROS implemented the Statement of Financial Accounting Standard No. 123(R) (“FASB 123R”), “Share-based Payments,” which became effective July 1, 2005, during its fiscal year 2006. The statement requires companies to expense the fair value of grants made under stock option programs over the vesting period of the options.  The expense is a non-cash transaction. The Company adopted the “Modified Prospective Application” transition method that does not result in restatement of previously issued financial statements.  MICROS will report its net income and earnings per share during fiscal year 2007 on both Generally Accepted Accounting Principles (“GAAP”) (which includes the share-based payment charge, which represents the non-cash stock option expense) and non-GAAP (which excludes the share-based payment charge, which represents the non-cash stock option expense) bases in order to facilitate analysis of the business.

-Revenue for the quarter was $173.7 million, an increase of $21.7 million, or 14.3%, over the same period last year.  Revenue exceeded consensus expectations and was above MICROS’s first quarter guidance.

-GAAP net income for the quarter was $15.1 million, an increase of $2.8 million, or 22.3%, over the same period last year.

-GAAP EPS, per diluted share, was $0.37 per share, an increase of $0.07, or 23.3%, over the same period last year.

-Net income, before the share-based payment charge, a non-GAAP measure, was $17.4 million, an increase of $3.7 million, or 27.2%, over the same period last year.

-EPS, per diluted share, before the share-based payment charge, a non-GAAP measure, was $0.43 per share, an increase of $0.09 per share, or 26.5% over the same period last year.

-Net income and earnings per diluted share, before and after the share-based payment charge, exceeded consensus expectations and were above first quarter guidance.

-MICROS’s financial results were Company records for the first fiscal quarter.

Tom Giannopoulos, MICROS’s Chairman and CEO, stated: “We are pleased with the results for our first quarter and the excellent start of our fiscal year.”

MICROS’s guidance for its fiscal 2007 second quarter ending December 31, 2006 is for revenue between $186.0 million and $189.0 million, and GAAP net income between $16.7 million and $17.7 million, or GAAP earnings per share between $0.41 and $0.43.  Guidance for net income, excluding the currently projected share-based payment charge for the second fiscal quarter, is between $19.0 million and $20.0 million, or non-GAAP earnings per share between $0.46 and $0.49.

Guidance for the fiscal 2007 year ending June 30, 2007 remains the same at revenue between $778.0 million and $781.0 million; non-GAAP net income, excluding the currently projected share-based payment charge for the fiscal year, between $86.5 million and $88.7 million, or non-GAAP earnings per diluted share between $2.10 and $2.14; and GAAP net income between $78.3 million and $80.3 million, or earnings per diluted share of $1.90 to $1.94.

MICROS’s stock is traded through NASDAQ under the symbol MCRS.  Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties.  An example of a forward looking statement includes the statements in the paragraphs above where MICROS provides guidance for its fiscal 2007 second quarter ending December 31, 2006, and its fiscal 2007 year ending June 30, 2007.  MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters, such as hurricanes and tsunamis; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of October 26, 2006.  MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

MICROS SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share amounts)

	First Quarter Ended Sept. 30,

	2006	2005

Revenue:
Hardware	$54,142	$44,053
Software	27,757	27,879
Service	91,802	80,072

Total revenue	173,701	152,004

Cost of sales:
Hardware	33,966	29,582
Software	7,360	5,801
Service	43,706	38,460

Total cost of sales	85,032	73,843

Gross margin	88,669	78,161

Selling, general and administrative expenses	55,589	49,359
Research and development expenses	6,793	6,340
Depreciation and amortization	2,823	2,497
Stock option expense (*)	2,815	1,913

Total operating expenses	68,020	60,109

Income from operations	20,649	18,052
Non-operating income, net	2,231	357

Income before taxes, minority interests and equity in net earnings of affiliates	22,880	18,409
Income tax provision	7,665	5,983

Income before minority interests and equity in net earnings of affiliates	15,215	12,426
Minority interests and equity in net earnings of affiliates	(104)	(73)

Net income (GAAP)	$15,111	$12,353

Net income per common share – diluted (GAAP)	$0.37	$0.30

Weighted-average number of shares outstanding – diluted	40,651	40,575

Reconciliation of GAAP Net Income and EPS, and Net Income and EPS before share-based payment charge, i.e. stock option expense

Net income (GAAP)	$15,111	$12,353

Add back:
(*) Stock option expense:
Selling, general and administrative expenses	2,692	1,875
Research and development expenses	123	38

Total stock option expense	2,815	1,913

Subtract:
Total tax effect on stock option expense	571	622

Net income (before share-based payment charge)	$17,355	$13,644

Net income per common share – diluted (before share-based payment charge)	$0.43	$0.34

MICROS SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	September 30, 2006	June 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$262,169	$237,222
Accounts receivable, net	142,111	141,159
Inventories, net	45,979	46,637
Deferred income taxes	20,427	16,649
Prepaid expenses and other current assets	21,535	15,485

Total current assets	492,221	457,152
Property, plant and equipment, net	23,863	23,794
Deferred income taxes, non-current	16,249	16,192
Goodwill, net	105,774	98,581
Intangible assets, net	11,677	10,427
Purchased and internally developed software costs, net	36,984	38,328
Other assets	3,748	3,383

Total assets	$690,516	$647,857

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank lines of credit	$3,978	$2,134
Accounts payable	37,428	36,022
Accrued expenses and other current liabilities	83,597	84,897
Current portion of capital lease obligations	200	89
Income taxes payable	10,163	12,416
Deferred income taxes	0	227
Deferred service revenue	82,448	68,246

Total current liabilities	217,814	204,031
Capital lease obligations, net of current portion	326	424
Deferred income taxes, non-current	15,747	14,998
Other non-current liabilities	8,604	8,146
Commitments and contingencies
Minority interests	3,527	3,142
Shareholders’ equity:
Common stock	492	487
Capital in excess of par	114,048	100,723
Retained earnings	317,959	302,848
Accumulated other comprehensive income	11,999	13,058

Total shareholders’ equity	444,498	417,116

Total liabilities and shareholders’ equity	$690,516	$647,857